CINEMARK USA,INC. AND SUBSIDIARIES
$75M SERIES C 9 5/8% SENIOR SUB NOTES, DUE 2008                       EXHIBIT 12



COMPUTATION OF EARNINGS TO FIXED CHARGES



                                                PRO FORMA         PRO FORMA                                         PRO FORMA
                                              12 MOS ENDED       6 MOS ENDED   12 MOS. ENDED     6 MOS. ENDED      12 MOS ENDED
                                              JUNE 30, 1997     JUNE 30,1997   JUNE 30, 1997     JUNE 30, 1997     DEC 31, 1996
----------------------------------------------------------       ----------      ----------        ---------        ---------
COMPUTATION OF EARNINGS

REGISTRANT'S PRETAX INCOME FROM
  CONTINUING OPERATIONS                          29,413,421       15,040,128     29,413,421        15,040,128       26,962,461
CAPITALIZED INTEREST                             (3,358,833)        (830,876)    (3,358,833)         (830,876)      (3,865,246)
                                                 ----------       ----------     ----------        ----------       ----------
TOTAL EARNINGS                                   26,054,588       14,209,252     26,054,588        14,209,252       23,097,215

COMPUTATION 0F FIXED CHARGES

INTEREST EXPENSE                                 27,219,802       15,700,609     24,581,560        14,381,692       22,190,305
CAPITALIZED INTEREST                              3,471,147          911,586      3,471,147           911,586        3,928,454
AMORTIZATION OF DEBT ISSUE COST & DEBT              796,187          386,268        796,187           386,268          824,743
  DISCOUNT
AMORTIZATION OF DEBT PREMIUM                       (204,545)        (102,273)      (102,273)         (102,273)        (204,545)
INTEREST FACTOR ON RENT EXPENSE                  12,288,150        6,134,045     12,288,150         6,134,045       11,468,682
                                                 ----------       ----------     ----------        ----------       ----------
TOTAL FIXED CHARGES                              43,570,741       23,030,235     41,034,771        21,711,318       38,207,639

TOTAL EARNINGS AND FIXED CHARGES                 69,625,328       37,239,487     67,089,359        35,920,570       61,304,854
                                                 ----------       ----------     ----------        ----------       ----------
RATIO OF EARNINGS TO FIXED CHARGES                     1.60             1.62           1.63              1.65             1.60
                                                 ==========       ==========     ==========        ==========       ==========





                                        6 MOS. ENDED       12 MOS. ENDED      12 MOS. ENDED     12 MOS. ENDED     12 MOS. ENDED
                                        JUNE 30, 1996      JUNE 30, 1996      DEC 31, 1996      DEC 31, 1994      DEC 31, 1993
----------------------------------------------------         ----------         ----------        ----------        ----------
COMPUTATION OF EARNINGS

REGISTRANT'S PRETAX INCOME FROM
  CONTINUING OPERATIONS                   12,589,168         26,962,461         23,256,537        14,073,947        15,890,531
CAPITALIZED INTEREST                      (1,337,289)        (3,865,246)        (1,726,155)         (560,185)            5,425
                                          ----------         ----------         ----------        ----------        ----------
TOTAL EARNINGS                            11,251,879         23,097,215         21,530,382        13,513,762        15,895,956

COMPUTATION 0F FIXED CHARGES

INTEREST EXPENSE                           9,351,787         19,551,655         18,549,833        18,133,438        16,573,409
CAPITALIZED INTEREST                       1,368,893          3,928,454          1,745,720           565,610
AMORTIZATION OF DEBT ISSUE COST & DEBT       414,824            824,743            824,014           783,515           528,724
  DISCOUNT
AMORTIZATION OF DEBT PREMIUM
INTEREST FACTOR ON RENT EXPENSE            5,314,577         11,468,682         10,291,069         9,866,567         9,089,838
                                          ----------         ----------         ----------        ----------        ----------
TOTAL FIXED CHARGES                       16,450,081         35,773,534         31,410,636        29,349,130        26,191,971

TOTAL EARNINGS AND FIXED CHARGES          27,701,960         58,870,749         52,941,018        42,862,892        42,087,927
                                          ----------         ----------         ----------        ----------        ----------
RATIO OF EARNINGS TO FIXED CHARGES              1.68               1.65               1.69              1.46              1.61
                                          ==========         ==========         ==========        ==========        ==========






                                          12 MOS. ENDED
                                          DEC 31, 1992
-----------------------------------------------------
COMPUTATION OF EARNINGS

REGISTRANT'S PRETAX INCOME FROM
  CONTINUING OPERATIONS                     8,700,634
CAPITALIZED INTEREST                            5,425
                                           ----------
TOTAL EARNINGS                              8,706,059

COMPUTATION 0F FIXED CHARGES

INTEREST EXPENSE                           11,888,863
CAPITALIZED INTEREST
AMORTIZATION OF DEBT ISSUE COST & DEBT        369,140
  DISCOUNT
AMORTIZATION OF DEBT PREMIUM
INTEREST FACTOR ON RENT EXPENSE             7,922,237
                                           ----------
TOTAL FIXED CHARGES                        20,180,240

TOTAL EARNINGS AND FIXED CHARGES           28,886,299
                                           ----------
RATIO OF EARNINGS TO FIXED CHARGES               1.43
                                           ==========
